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                                                                    Exhibit d(4)

                      ASSIGNMENT AND ASSUMPTION OF CONTRACT

         THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT, dated as of the 13th day of May, 2002, between Citi Fund Management Inc. ("Assignor") and Smith Barney Fund Management LLC ("Assignee").

         WHEREAS Assignor is party to investment advisory and subadvisory agreements relating to the accounts listed on Annex A (the "Agreements") and wishes to assign such Agreements to the Assignee.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

         1. Assignment. Assignor does hereby assign to Assignee all rights, interests and benefits of the Assignor thereunder.

         2. Assumption. Assignee hereby accepts the foregoing assignment of each such Agreement and assumes and undertakes to discharge, perform and be liable for such obligations of Assignor under each such Agreement for the period beginning on the date hereof.

         3. Consents. If the account party to which a particular Agreement relates executes the acknowledgment on the signature page hereto, such acknowledgment shall release Assignor from any and all obligations under such Agreement for the period beginning on the date hereof.

         4. Miscellaneous. This Assignment and Assumption may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Assignment and Assumption as of the date first written above.

CITI FUND MANAGEMENT INC.                SMITH BARNEY FUND
                                         MANAGEMENT LLC


By:  /s/ Robert I. Frenkel               By:   /s/ Christina T. Sydor
   -----------------------------            ----------------------------
     Name: Robert I. Frenkel                  Name: Christina T. Sydor
     Title: Secretary                         Title: Secretary


Acknowledged and Agreed as of the date hereof:


Smith Barney Trust II, on behalf of Smith Barney Diversified Large Cap Growth Fund, Smith Barney Small Cap Growth Opportunities Fund and Smith Barney International Large Cap Fund

By:  /s/ R. J. Gerken
   -----------------------------
     Name: R. J. Gerken
     Title: President


Variable Annuity Portfolios, on behalf of Smith Barney Small Cap Growth Opportunities Portfolio

By:  /s/ R. J. Gerken
   -----------------------------
     Name: R. J. Gerken
     Title: President

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                                     ANNEX A

                                  LIST OF FUNDS

Smith Barney Trust II
-        Smith Barney Diversified Large Cap Growth Fund,
-        Smith Barney Small Cap Growth Opportunities Fund and
-        Smith Barney International Large Cap Fund


Variable Annuity Portfolios
-        Smith Barney Small Cap Growth Opportunities Portfolio